Exhibit 99.1

CONTACTS:	Dennis Oates	Douglas McSorley	June Filingeri
	Chairman,	VP Finance, CFO	President
	President and CEO	and Treasurer	Comm-Partners LLC
	(412) 257-7609	(412) 257-7606	(203) 972-0186

FOR IMMEDIATE RELEASE

UNIVERSAL STAINLESS REPORTS STRONG THIRD QUARTER 2011 RESULTS

- Sales Reach Record $67.3 Million

- EPS is $0.55, after $0.28 of Expense for Newly-Acquired North Jackson Operation

- Backlog was $92.2 Million at Quarter-End

BRIDGEVILLE, PA, October 26, 2011 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) reported today that sales for the third quarter of 2011 reached a record $67.3 million, an increase of 30% from the third quarter of 2010 and up 6% from the 2011 second quarter.

Operating income for the third quarter of 2011 was $7.2 million and included $1.7 million of operating expense related to the acquisition and start-up of the Company’s North Jackson operation, a substantially completed greenfield facility acquired by the Company on August 18, 2011. Operating income was $6.3 million in the third quarter of 2010 and $8.5 million in the 2011 second quarter.

Net income for the third quarter of 2011 was $3.9 million, or $0.55 per diluted share, with North Jackson-related expense of $1.9 million (after-tax) reducing EPS by $0.28, in line with the Company’s guidance. Net income was $4.1 million, or $0.60 per diluted share, in the third quarter of 2010, and $5.5 million, or $0.79 per diluted share, in the second quarter of 2011, which included expense of $0.3 million (after-tax), equivalent to $0.04 per diluted share, related to the acquisition of North Jackson.

As a result of the North Jackson acquisition, the Company now projects that its 2011 tax rate will increase to 37 percent from 35 percent. The increased rate is due to the accelerated deductions that will result from the commissioning of the North Jackson assets. These deductions will enable the Company to recover cash taxes paid earlier this year and in 2010 but also will result in the loss of certain tax deductions that will increase the tax rate. The after-tax expense related to North Jackson in the third quarter includes $0.06 per diluted share for the effect of the increased tax rate.

For the first nine months of 2011, sales increased 38% to $190.4 million and net income rose 43% to $13.9 million, or $1.97 per diluted share, compared with the same period of 2010. Net income for the first nine months of 2011 included after-tax expense of $0.37 per diluted share related to the acquisition of the North Jackson operation.

For the third quarter of 2011, cash flow from operations was $1.9 million. The total consideration for the acquisition of the North Jackson assets acquired from Patriot Special Metals, Inc. was $115.8 million, which was funded with internal cash and $20 million in convertible notes to the seller, as well as with funds under the new $115 million credit agreement as previously reported. Capital expenditures were $3.2 million for the third quarter, including $0.3 million for the North Jackson operation. At September 30, 2011, the Company had cash of $0.3 million and total debt of $95.6 million, or 35.3% of total capitalization.

Shipment volume for the third quarter of 2011 increased 9% from the third quarter of 2010 and 2% from the second quarter of 2011. Compared with the 2011 second quarter, volume shipped to the power generation and aerospace markets increased 14% and 7%, respectively, while volume shipped to the petrochemical and service center plate markets was down 2% and 5%, respectively.

Chairman, President and CEO Dennis Oates commented: “Business remained unusually strong in the summer months and backlog stayed at a healthy level of $92 million, despite the negative economic headlines. In addition to strong sales growth, the consolidated operating margin on our base business was 13.2% in the third quarter, before acquisition related costs. The Company’s operating margins in the last two quarters are at the highest levels achieved in the past 15 quarters and reflect increased earnings power resulting from our focus on a higher value sales mix and cost reductions. The addition of North Jackson will enable us to expand our product range in higher value, higher margin products as well as reduce costs and better utilize our melt shop and other capacity, which will further drive profitability.

“Construction projects and equipment commissioning in North Jackson are on schedule. Our state-of-the-art radial forge has begun processing internal material and doing conversion work for customers. Construction of the Vacuum Induction Melting furnace and installation of two Vacuum Arc Remelt furnaces are underway. Our Board recently approved the purchase of two additional VAR furnaces for North Jackson. This decision was based on the current level of business and the continued favorable outlook for all our end markets.”

Segment Review

For the third quarter of 2011, the Universal Stainless & Alloy Products segment including the North Jackson operation had sales of $60.6 million and operating income of $4.8 million, yielding an operating margin of 7.9% of sales. Before including the North Jackson operation and acquisition-related costs, segment operating income was $6.5 million, or 10.7% of sales. In the third quarter of 2010, sales were $46.2 million, and operating income was $4.4 million, or 9.4% of sales. For the second quarter of 2011, sales were $60.5 million, and operating income was $6.4 million, or 10.7% of sales.

Segment sales rose 31% from the third quarter of 2010 on an 11% increase in tons shipped mainly due to higher shipments to forgers and to Dunkirk for finished product production. Segment sales were in line with the second quarter of 2011 on 5% lower volume due to lower shipments of service center plate products and lower shipments to Dunkirk.

Sales for the Dunkirk Specialty Steel segment were $25.3 million for the third quarter of 2011, and operating income was $2.5 million, yielding an operating margin of 9.9% of sales. This compares with sales in the third quarter of 2010 of $16.1 million and operating income of $1.4 million, or 8.4% of sales. In the second quarter of 2011, sales were $25.6 million, and operating income was $3.0 million, or 11.6% of sales.

Dunkirk’s sales increased 57% from the third quarter of 2010 on a 46% increase in tons shipped, mainly due to increased shipments to service centers. Dunkirk’s sales decreased 1% from their record level in the second quarter of 2011 on 2% lower tons shipped, mainly due to lower shipments to service centers.

The Company noted that while the newly-acquired North Jackson operation was reported in the results of the Universal Stainless & Alloy Products segment for the third quarter of 2011, it is finalizing a new organizational structure for the inclusion of North Jackson, which may change its externally reported segments in the future.

Webcast

A simultaneous webcast of the Company’s conference call discussing the third quarter of 2011, scheduled at 10:00 a.m. (Eastern) today, will be available on the Company’s website at www.univstainless.com, and thereafter archived on the website through the end of the fourth quarter of 2011.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, petrochemical and heavy equipment manufacturing. Established in 1994, the Company, with its experience, technical expertise, and dedicated workforce, stands committed to providing the best quality, delivery, and service possible. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the concentrated nature of the Company’s customer base to date and the Company’s dependence on its significant customers; the receipt, pricing and timing of future customer orders; changes in product mix; the limited number of raw material and energy suppliers and significant fluctuations that may occur in raw material and energy prices; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; risks associated with labor matters; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation and matters; risks related to acquisitions that the Company may make; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

- TABLES FOLLOW -

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share information)

(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Quarter Ended September 30,		For the Nine-Months Ended September 30,
	2011	2010	2011	2010
Net Sales
Stainless steel	$54,746	$39,567	$149,797	$100,332
Tool steel	5,407	7,425	18,376	22,464
High-strength low alloy steel	4,440	2,579	13,925	7,576
High-temperature alloy steel	1,579	1,150	5,037	4,369
Conversion services	935	637	2,945	1,829
Scrap sales and other	192	512	348	1,270

Total net sales	67,299	51,870	190,428	137,840
Cost of products sold	54,725	41,555	154,884	112,909
Selling and administrative expenses	5,343	4,001	12,870	9,952

Operating income	7,231	6,314	22,674	14,979
Interest expense	(609)	(126)	(852)	(334)
Other income	45	10	188	11

Income before income taxes	6,667	6,198	22,010	14,656
Income tax provision	2,774	2,107	8,144	4,983

Net income	$3,893	$4,091	$13,866	$9,673

Earnings per common share – Basic	$0.57	$0.60	$2.03	$1.43

Earnings per common share – Diluted	$0.55	$0.60	$1.97	$1.41

Weighted average shares of Common
Stock outstanding
Basic	6,831,048	6,785,753	6,821,944	6,777,915
Diluted	7,202,386	6,856,951	7,050,781	6,850,369

MARKET SEGMENT INFORMATION

	For the Quarter Ended September 30,		For the Nine-Months Ended September 30,
	2011	2010	2011	2010
Net Sales
Service centers	$35,067	$25,425	$98,000	$66,432
Forgers	12,997	8,544	36,792	31,655
Rerollers	12,506	11,560	35,983	24,112
Original equipment manufacturers	4,518	3,803	12,844	9,733
Wire redrawers	1,084	1,389	3,516	2,809
Conversion services	935	637	2,945	1,829
Scrap sales and other	192	512	348	1,270

Total net sales	$67,299	$51,870	$190,428	$137,840

Tons Shipped	12,813	11,758	38,345	32,008

BUSINESS SEGMENT RESULTS

Universal Stainless & Alloy Products Segment

	For the Quarter Ended		For the Nine-Months Ended
	September 30,		September 30,
	2011 *	2010	2011 *	2010
Net Sales
Stainless steel	$34,803	$26,669	$94,037	$70,626
Tool steel	5,047	7,159	17,184	21,804
High-strength low alloy steel	662	371	1,816	1,755
High-temperature alloy steel	623	507	2,050	1,658
Conversion services	641	542	2,203	1,385
Scrap sales and other	230	525	359	1,238

	42,006	35,773	117,649	98,466
Intersegment	18,554	10,437	58,512	28,692

Total net sales	60,560	46,210	176,161	127,158
Material cost of sales	31,265	22,778	92,338	60,667
Operation cost of sales	20,511	16,365	58,811	46,676
Selling and administrative expenses	4,004	2,702	8,872	6,730

Operating income	$4,780	$4,365	$16,140	$13,085

*	- The Unviersal Stainless & Alloy Products segment includes the results of our North Jackson operations from the August 18, 2011 acquisition date through September 30, 2011.

Dunkirk Specialty Steel Segment

	For the Quarter Ended September 30,		For the Nine-Months Ended September 30,
	2011	2010	2011	2010
Net Sales
Stainless steel	$19,943	$12,898	$55,760	$29,706
Tool steel	360	266	1,192	660
High-strength low alloy steel	3,778	2,208	12,109	5,821
High-temperature alloy steel	956	643	2,987	2,711
Conversion services	294	95	742	444
Scrap sales and other	(38)	(13)	(11)	32

	25,293	16,097	72,779	39,374
Intersegment	34	15	126	92

Total net sales	25,327	16,112	72,905	39,466
Material cost of sales	15,847	9,708	44,864	22,528
Operation cost of sales	5,628	3,752	16,230	10,760
Selling and administrative expenses	1,339	1,299	3,998	3,222

Operating income	$2,513	$1,353	$7,813	$2,956

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2011	2010
Assets
Cash and cash equivalents	$295	$34,400
Accounts receivable, net	39,535	29,273
Inventory, net	79,273	69,710
Refundable income taxes	10,487	137
Deferred income taxes	10,987	4,326
Other current assets	1,686	1,198

Total current assets	142,263	139,044
Property, plant and equipment, net	168,854	71,581
Goodwill	20,479	—
Other assets	4,354	1,499

Total assets	$335,950	$212,124

Liabilities and Stockholders’ Equity
Accounts payable	$20,838	$20,022
Outstanding checks in excess of bank balance	—	—
Accrued employment costs	7,296	5,488
Current portion of long-term debt	1,500	2,833
Accrued income tax	—	—
Other current liabilities	1,178	605

Total current liabilities	30,812	28,948
Long-term debt	94,100	7,990
Deferred taxes	35,648	15,276
Other long-term liabilities	—	287

Total liabilities	160,560	52,501
Stockholders’ equity	175,390	159,623

Total liabilities and stockholders’ equity	$335,950	$212,124

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

	For the Nine-Months Ended September 30,
	2011	2010
Cash flows from Operating Activities:
Net income	$13,866	$9,673
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,801	4,055
Gain on sale of property, plant and equipment	(20)	—
Deferred income tax	13,536	945
Stock-based compensation expense, net	1,154	1,377
Tax benefit from stock-based payment arrangements	—	—
Changes in assets and liabilities:
Accounts receivable, net	(10,262)	(12,770)
Inventory, net	(9,563)	(16,563)
Accounts payable	(3,659)	7,160
Net change in outstanding checks in excess of bank balance	—	—
Accrued employment costs	1,806	3,919
Income taxes	(10,244)	3,730
Other, net	(286)	16

Net cash provided by operating activities	1,129	1,542

Investing Activities:
Business acquisition, net of convertible notes assumed	(91,298)	—
Capital expenditures	(7,853)	(5,148)
Proceeds from sale of property, plant and equipment	20	17

Net cash used in investing activities	(99,131)	(5,131)

Financing Activities:
Borrowings under term loan facility	40,000	—
Borrowings under revolving credit facility	44,200	—
Payments on revolving credit facility	(8,600)	—
Debt repayments	(10,823)	(1,515)
Proceeds from the issuance of Common Stock	415	244
Payment of deferred financing costs	(1,370)	—
Tax benefit from stock-based payment arrangements	75	99
State grant funding the purchase of new equipment	—	500
Purchase of treasury stock	—	(260)

Net cash provided by (used in) financing activities	63,897	(932)

Net decrease in cash and cash equivalents	(34,105)	(4,521)
Cash and cash equivalents at beginning of period	34,400	41,615

Cash and cash equivalents at end of period	$295	$37,094

Supplemental Non-Cash Investing and Financing Activity:
Convertible notes issued as acquisition consideration	$20,000	$—